UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C., 20549

                                 Form 8-K

                              Current Report
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date Of Earliest Event Reported):  6/16/2008



                Integrated Micrometallurgical Systems, Inc.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)

                   Commission File Number:   0-26181

           Nevada                                          20-0667864
   -------------------------------                     -------------------
   (State or Other Jurisdiction of                     (I.R.S. Employer
   Incorporation or Organization)                      Identification No.)


              7025 North Espe, Spokane, Washington 99217-9788
       ------------------------------------------------------------
       (Address of Principal Executive Offices, Including Zip Code)

                              (509) 922-8804
            ----------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)

       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

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Items to be Included in this Report

Item 3.02  Unregistered Sale of Equity Securities.

At June 27, 2008, the Company had notes payable as follows: $9,980 to Suncraft Limited for business operations, $6,400 to Triax Capital Management for business operations and $1,500 to a shareholder of the Company for business operations. The notes payable have the following terms: The Suncraft Limited note has a 6% interest rate, no monthly interest payments and payment of the principal is due in full on June 29, 2010. The Triax Capital Management notes had maturity dates of January 9, 2008, February 22, 2008, March 7, 2008, March 23, 2008, and April 20, 2008, when the principals are due in full. All of the notes to Triax were extended to December 31, 2008. The shareholder's note has a 6% interest rate, no monthly interest payments and payment of the principal is due in full on October 31, 2009. Suncraft Limited, Triax Capital Management, Inc. and Shareholder agreed to forgive all interest payment due and convert the principle of their notes to shares of restricted common stock at $.20. On June 27, 2008 the Board of Directors approved the issuance of a total of 88,500 shares. Based upon these facts, the Company intends to rely upon Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, as its basis for claiming an exemption from registration.


Item 8.01 Other Events

On June 27, 2008, Larry K. Davis, a former Director, Chief Financial Officer, Chief Operating Officer and Secretary of the Company agreed to waive accrued salary payable in the amount of $89,651.14.

On June 27, 2008, Paul Voss a consultant to the Company agreed to waive accrued consulting fees in the amount of $33,650.92.

At June 27, 2008, the Company had notes payable as follows: $9,980 to Suncraft Limited for business operations, $6,400 to Triax Capital Management for business operations and $1,500 to a shareholder of the Company for business operations. The notes payable have the following terms: The Suncraft Limited note has a 6% interest rate, no monthly interest payments and payment of the principal is due in full on June 29, 2010. The Triax Capital Management notes had maturity dates of January 9, 2008, February 22, 2008, March 7, 2008, March 23, 2008, and April 20, 2008, when the principals are due in full. All of the notes to Triax Capital Management were extended to December 31, 2008. The shareholder's note has a 6% interest rate, no monthly interest payments and payment of the principal is due in full on October 31, 2009. Suncraft Limited, Triax Capital Management, Inc. and the Shareholder agreed to forgive all interest payments due and convert the principle of their notes to shares of restricted common stock at $.20. The Company issued a total of 88,500 shares to the three noteholders. Based upon these facts, the Company intends to rely upon Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, as its basis for claiming an exemption from registration.

During the year ended December 31, 2004, the Company granted to its founding officers 1,275,000 options to purchase shares of common stock and concurrently the Company also granted 1,250,000 options to Dr. Paul Vose as part of a licensing agreement. Dr. Paul Vose and the individual owning the 1,275,000 options have agreed to have these options terminated by the company for no consideration.


Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Integrated Micrometallurgical Systems, Inc.


Dated:  June 27, 2008           By:  /s/ H. Werner Huss
                                     ------------------
                                         H. Werner Huss
                                         President


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